Exhibit 4.1
COMMON STOCK INCORPORATED UNDER THE LAWS OF THE STATE OF OREGON S H A R E S THIS CERTIFICATE IS TRANSFERABLE IN NEW YORK SEE REVERSE FOR CERTAIN DEFINITIONS CUSIP 393657 10 1 THE GREENBRIER COMPANIES, INC. This Certifies That is the registered owner of FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK, NO PAR VALUE, OF The Greenbrier Companies, Inc. transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Articles of Incorporation and all amendments thereto (copies of which are on file at the offices of the Transfer Agent and Registrar), to all of which the holder of this certificate by acceptance hereof assents. This certificate is not valid until countersigned and registered by the Transfer Agent and Registrar. Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers. Dated: OREGON SECRETARY PRESIDENT COUNTERSIGNED AND REGISTERED: COMPUTERSHARE TRUST COMPANY, N.A. TRANSFER AGENT AND REGISTRAR BY: AUTHORIZED SIGNA TURE AMERICAN BANK NOTE COMPANY PRODUCTION COORDINATOR: HOLLY GRONER 931-490-1722 711 ARMSTRONG LANE PROOF OF JANUARY 26, 2006 COLUMBIA, TENNESSEE 38401 THE GREENBRIER COMPANIES, INC. (931) 388-3003 TSB 22483 FACE Operator: JOHN / ETHER 7 / LIVE JOBS / G / GREENBRIER CO. / 22483 / FACE REV. 1 COLORS SELECTED FOR PRINTING: Intaglio prints in SC-3 DARK GREEN. LOGO prints PMS 348 GREEN. COLOR: This proof was printed from a digital file or artwork on a graphics quality, color laser printer. It is a good representation of the color as it will appear on the final product. However, it is not an exact color rendition, and the final printed product may appear slightly different from the proof due to the difference between the dyes and printing ink. PLEASE INITIAL THE APPROPRIATE SELECTION FOR THIS PROOF: OK AS IS OK WITH CHANGES MAKE CHANGES AND SEND ANOTHER PROOF

THE GREENBRIER COMPANIES, INC.
     The Corporation is authorized to issue two classes of stock, Common Stock and Preferred Stock. The Board of Directors of the Corporation has authority to fix the number of shares and the designations of any series of Preferred Stock and to determine the powers, designations, preferences, and relative, participating, optional and other special rights, if any, and any qualifications, limitations and restrictions thereof granted to or imposed upon any unissued series of Preferred Stock.
     A statement of the powers, designations, preferences, and relative, participating, optional and other special rights, if any, and any qualifications, limitations and restrictions thereof granted to or imposed upon the respective classes or series of shares and upon the holders thereof as established, from time to time, by the Articles of Incorporation of the Corporation, the number of shares constituting each class and series, and the designations thereof, may be obtained by the holder hereof upon request and without charge from the Transfer Agent of the Corporation at its offices in Los Angeles or New York City.
     The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common
TEN ENT	—	as tenants by the entireties
JT TEN	—	as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT	—	Custodian (Cust) (Minor) under Uniform Gifts to Minors Act (State)

Additional abbreviations may also be used though not in the above list.
     For Value Received,                                          hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

Shares

of the common stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney

to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.
Dated

NOTICE:	THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.
Signature(s) Guaranteed:

By
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

AMERICAN BANK NOTE COMPANY
711 ARMSTRONG LANE
COLUMBIA, TENNESSEE 38401
(931) 388-3003

/ ETHER 7 / LIVE JOBS / G / GREENBRIER CO. / 22483 / BACK

PRODUCTION COORDINATOR: HOLLY GRONER 931-490-1722
PROOF OF FEBRUARY 1, 2006
THE GREENBRIER COMPANIES, INC.
TSB    22483    BACK

Operator: JOHN / TERESA

REV. 2

PLEASE INITIAL THE APPROPRIATE SELECTION FOR THIS PROOF:            OK AS IS             OK WITH CHANGES             MAKE CHANGES AND SEND ANOTHER PROOF